Exhibit 10.1
                              DATE: October 3, 2005

                                  INTRODUCTION

The transaction described in this Exempt Structured Private Placement Agreement provides for the purchase of a Bank Guarantee (and hereinafter called the "Transaction"). HQ Sustainable Maritime Industries Inc. (hereinafter referred to as "Principal") has negotiated its agreement with its Receiving Bank and/or Lender for receiving and facilitating the use of a Bank Guarantee in the form as attached and this negotiation has been solely negotiated between Principal and certain third parties unknown by and not associated with Amalgamated Resources Holdings Inc. or its Agents. Principal has represented to Amalgamated Resources Holdings Inc. that Principal has completed its necessary negotiations for issuance with certain third parties and for the certain third parties use of the Bank Guarantee and is now prepared for Amalgamated Resources Holdings Inc. to proceed and cause the issuing process of a Bank Guarantee in substantial form (as described and hereinafter referred to as Exhibit "A").

Amalgamated Resources Holdings, Inc. has represented to Principal that Amalgamated Resources Holdings Inc. has completed its negotiations with its contacts and is prepared to cause the issuance of Exhibit "A". Principal is contemplating a transaction with certain third parties such as the Receiving Bank and/or Lender (hereinafter referred to as the "LENDER" and listed as per Exhibit B) whereby a facilitation of use of the Bank Guarantee may or may not be available to Principal prior to the issuing of the Bank Guarantee. Principal will hereby guarantee, as necessary, the safety and surety of the Bank Guarantee provided by a Standard & Poor's A+ rated bank such as Deutsche Bank AG (hereinafter referred to as "Issuing Bank"). Principal further represents and warrants that it has a pre-existing business relationship with the Receiving Bank and/or Lender and that pre-existing business relationship will satisfy all the requirements needed for the use of the Bank Guarantee. Therefore, Principal further represents, warrants and confirms that Principal is a sophisticated investor and is aware of the risks associated with such a Transaction and that Amalgamated Resources Holdings, Inc. or its Agents have made no representations or warranties, implied or explicit, as to the financial soundness of the Transaction and that Principal is independently pursuing outside the scope of this Agreement and the representations and warranties embodied herein. Moreover, Principal further represents and warrants that the relationship between Principal and Principal's Receiving Bank and/or Lender is not dependent, directly or indirectly, upon Amalgamated Resources Holdings, Inc. or its Agents except as is specifically delineated herein. Amalgamated Resources Holdings, Inc. does not have any knowledge of Principal's use or intended use of the Bank Guarantee and Principal hereby agrees to indemnify and holds harmless Amalgamated Resources Holdings, Inc. in any event, whether Principal's Receiving Bank and/or Lender accepts, rejects, or withdraws from Principal's intended use of the Bank Guarantee. Amalgamated Resources Holdings, Inc. only responsibility in this agreement is to cause the issuance of the Bank Guarantee and Principal is pursuing the use and funding of the Bank Guarantee solely outside the scope of this agreement and therefore Amalgamated Resources Holdings, Inc. can not and will not accept any responsibility for any part of the success or failure of Principal's Receiving Bank's and/or Lender's relationship with Principal. The following exhibits detailed hereinafter are an integral part of this agreement, which include the attached following letters: Bank Guarantee (Exhibit "A"), Principal's Receiving and/or Lender Bank (Exhibit "B"), Text of Irrevocable Bank Pay Order and Bank Coordinates of the Bank, receiving the Pay Order (Exhibit C) and the Bank Guarantee Security Agreement/Assets and Stock Assignment Letter (Exhibit "D").

HQ Sustainable Maritime Industries Inc.

/s/ Mr. Norbert Sporns

Signed By:  Mr. Norbert Sporns
President/CEO
Date: October 17, 2005


Witness


THIS IS A DISCREET STRUCTURED EXEMPT REVERSE INQUIRY PRIVATE PLACEMENT AGREEMENT REFERENCE NUMBER:

BETWEEN

AMALGAMATED RESOURCES HOLDINGS INC.
350 South County Rd., #102
Florida - 33480
Represented by its President/ CEO, Mr. Amal Rampadaruth

HEREINAFTER KNOWN AS "AR"
                                       AND

HQ Sustainable Maritime Industries, Inc.
14 Wall Street, 20th floor, New York
New York, 10005

Represented by its President/ CEO, Mr. Norbert Sporns
HEREINAFTER KNOWN AS "PRINCIPAL"

1.
AR agrees to act as Agent for Principal.

2.
As agent, AR agrees to cause to be issued, a Bank Guarantee in a total amount of USD70,000,000.00 (Seventy Million United States Dollars) to be issued by S.W.I.F.T. as per Exhibit "A" from a Standard & Poor's A+ rated bank such as Deutsche Bank AG (hereinafter referred to as the "Issuing Bank"), to Principal's Receiving Bank described hereinafter in Exhibit "B".

3.
Principal has had ample time and has consulted with Principal's Advisors and competent Legal Counsel as needed by Principal and Principal hereby agrees and acknowledges that Principal is an INFORMED ACCREDITED INVESTOR and has retained AR with respect to this Exempt Reverse Inquiry Structured Private Placement Agreement for issuance of Exhibit "A". The sole responsibility of AR is to cause Exhibit "A" to be issued by the Issuing Bank, Exhibit A contained herein forms an integral part of this agreement. Principal agrees and acknowledges that AR has not solicited its money or business and that Principal is prepared and ready for the risk involved in this Transaction.

4.
Principal warrants and represents that the funds that are to be paid to AR belong to Principal and were under Principal's direct and exclusive control. AR hereby acknowledges that the amount due to be paid to AR or its designated agent in the total amount of USD 7,000,000.00 (Seven Million United States Dollars), guarantees Principal necessary performance involving and concerning the fee due to AR.

Principal agrees that Receiving and/or Lending Bank will issue the attached Irrevocable Pay Order and the Receiving and/or Lending Bank will automatically without deductions, protest, delays or other reasons, pay the fee due and earned to AR. This is a payment without recourses of any nature - once paid, the Bank Guarantee will be deemed received and authenticated and the fee irrevocably earned.



5.  AUTHENTICATION AND VERIFICATION RESTRICTIONS AND PENALTIES

Conditions of release:

     1) Issuing bank issues the Bank Guarantee by authenticated SWIFT to the Receiving and/or Lending Bank addressed to a specific bank officer.

     2) Said Receiving and/or Lending Bank {can solely be the bank that issues the Irrevocable Bank Pay Order} will immediately after receipt of an authenticated SWIFT of the Bank Guarantee release the funds stated in the Pay Order to the bank to which the Irrevocable Bank Pay Order was issued (Exhibit C).

Other than the Principal's Receiving Bank who will be authenticating the Bank Guarantee, there will be no contact between any party's bank except on a Bank-to-Bank basis only. The Receiving Bank's bank officer listed on the Bank Guarantee is authorized to authenticate and validate the Bank Guarantee by telephone, fax or SWIFT with the signing officer(s) at the issuing Bank. Any and all necessary authorized verification and authentication of the Bank Guarantee to be provided herein is stipulated within this legal binding agreement, typically facilitated in the form of a bank officer-to-bank officer on a bank-to-bank basis. There shall be no need for any unauthorized contact(s) in any form or by unauthorized parties in any form.

To ensure that there will be no unauthorized contact in any form or manner, it is hereby understood and agreed to, that upon any unauthorized parties requesting authentication, verification, and/or inquiry that any attempt might be made by any unauthorized parties to circumvent, gain or convey any information to or from authorized parties letter, receiving parties will be given a written notice that there has been unauthorized contact and a final revocation of the Bank Guarantee provided via a permanent cancellation notice to be generated and sent via the same bank as the original were sent. Any such letter cancellation and/or revocation actions will not effect the release of any earned funds paid from Principal's Receiving and/or Lending Bank and/or released by Principal to AR and will further not be the cause of refund or partial refunds paid by Principal.

     Should any party or any third party make any unauthorized communication as described above, then the defaulting party will automatically without protest, delay, or deduction pay the amount of USD500,000.00 (Five Hundred Thousand United States Dollars) to the NON-DEFAULTING party as damages.

AR has informed Principal and Principal realizes that there are certain risks with regard to Principal's funds in these types of Transactions and AR has not guaranteed the successful use of Exhibit "A". Principal agrees to accept all risks and liabilities that may result from the use of the banking in the event that the Principal's Receiving Bank fails to accept and or use Exhibit "A" and if Said Exhibit A is not accepted or is rejected by the Principal's Receiving Bank, or are not answered as described herein, by the receiving bank of the Principal for any reason, and the funds paid to AR in the amount of USD7,000,000.00 (Seven Million United States Dollars) will be deemed earned and the Principal waives all claims and rights to said funds. Principal agrees to provide to AR immediately, a copy of any bank communication that Principal's Receiving Bank receives and/or issues to Issuing Bank within the validity time period of Exhibit "A".


6.
This agreement supersedes all prior written and oral communications and this agreement provides the complete understanding between the Parties. Any addition to this agreement must be made in writing by original hard copy and must be agreed to by all Parties.

7.
Should any part or clause of this agreement be or become invalid or unlawful, the remaining parts or clauses of this agreement shall remain in effect.

8.
The English Language shall be used for all correspondence pertaining to this and the services provided by AR to the "PRINCIPAL."

9.
AR assumes no liability or responsibility for the success of Principal's Project and upon receipt of Exhibits "A" and the total obligation of AR to the Principal will have been fulfilled. AR assumes no liability or responsibility for the consequences arising out of the interruption of business due to and by acts of God, riots, civil insurrections, wars, conflicts, strikes, lockout, stock market instability, bank collapse, acts of State or any other cause beyond its control, which might have impact on the ability of AR to fulfill its obligations under this agreement. However, AR shall not be entitled to earn the fee if any of these acts prevents it from fulfilling its obligation to Principal.

10.
The parties further agree that the sole and exclusive remedy for resolving any controversy, claim, or cause of action arising out of, or relating to this agreement, or the breach thereof, shall be in the Supreme Courts of Nassau, Bahamas or the District Courts of Florida. The parties further agree that each will bear his own legal costs and expenses, including attorney's fees. Judgment upon any award of the arbitrator(s) will be final, binding, and conclusive, and that judgment may be entered upon such awards in any court having jurisdiction thereof.

11.
The signing or signatories confirm that by signing this agreement, they are the authorized signatories for the respective companies, that this agreement is balanced, fair and an equitable agreement, that the parties have an equal knowledge of the contemplated business and that they agree to abide by the terms and conditions detailed herein.

The agreements, understanding, banking, commitments concerning or related to the success of Principal's Project is the sole responsibility of Principal and have solely been negotiated between Principal and Principal's Receiving Bank and Principal' Lender. Principal holds AR completely harmless and without any responsibility or liability for anything relating to agreements, understandings, commitments between Principal and its Principal's Receiving Bank and/or Lender.

Principal agrees and accepts that, once AR provides proof of the issuance from its contacts of the required Exhibit A then AR will have completed entirely its responsibility of performance and AR will have earned the fee of USD 7,000,000.00 (Seven Million United States Dollars) without protest. Principal also agrees and accepts that the pecuniary liability to AR is limited to the amount of the fee paid by the Principal to AR.

12.
This Agreement and any related instrument shall not be construed more strictly against one party than against the other by virtue of the facts that initial drafts may have been prepared by counsel and/or associates for one of the parties, it being recognized and agreed that this agreement and any related instruments are the product of extensive negotiations between the parties hereto and that all parties hereto have contributed substantially and materially to the final preparation of this Agreement and all related instruments.

13.
The parties hereby agree and acknowledge that the introductory pages and the initial recital provisions of this Agreement and Exhibits affixed hereto form an integral part of the intentions and understandings of the parties as to the Transaction contemplated herein and are hereby incorporated herein and shall be considered for all purposes in construing and interpreting this Agreement.

14.
THIS PRIVATE PLACEMENT AGREEMENT IS FOR EXEMPT BANK BANK GUARANTEE WHICH IS EXEMPT FROM SEC REGISTRATION AND DOES NOT CALL FOR, OR REQUEST DELIVERY OR ANY ACTION INVOLVING ANY TYPES OF SECURITIES THAT ARE REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION.

15.
In signing this present Agreement, Principal hereby warrants and represents that the obligations of AR and or its assignees will start at the receipt, verification and validation of the Irrevocable Bank Pay Order. If within five international banking days from date of signature of this present Agreement, the Irrevocable Bank Pay Order has not been sent to the bank coordinates contained in Exhibit C1 herein, the legal validity and effects of this present Agreement will be terminated. At such time, this present Agreement will be considered as null and void.


16.
Exhibits "A", "B," "C" and "D" which are detailed hereinafter, form an integral part of this agreement.

Amalgamated Resources Holdings Inc.      HQ Sustainable Maritime Industries Inc.
350 South County Rd., #102               14 Wall Street, 20th floor, New York
Palm Beach, FL-33480                     New York, 10005

/s/ Mr. Amal Rampadaruth                 /s/ Mr. Norbert Sporns

By: Mr. Amal Rampadaruth                 By: Mr. Mr. Norbert Sporns
President/CEO                            President/CEO
Date:  October 3, 2005                   Date:  October 17, 2005



        Witness
/s/ Mr. Bernard Lapointe

By: Mr. Bernard Lapointe
President/CEO
Alps Bankers Canada
Date:  October 17, 2005

                                    Exhibit A


RECEIVING BANK NAME
SWIFT ADDRESS
(BENEFICIARY'S NAME):                            HSBS Bank Canada
(ADDRESS) (CITY, PROVINCE, POSTAL CODE)
ISSUE DATE
EXPIRATION DATE                                  (FIVE YEARS FROM DATE OF ISSUE)

                                   EXHIBIT "B"

PRINCIPAL'S RECEIVING AND/OR LENDING BANK COORDINATES:

BANK'S NAME :


BANK'S ADDRESS:


ACCOUNT NAME:


ACCOUNT NUMBER:



BENEFICIARY:


TELEPHONE NUMBER:

FACSIMILE NUMBER:

BANK OFFICER NAME:

REFERENCE NUMBER:          ___PO____

                                   EXHIBIT "C"

               IRREVOCABLE BANK PAY ORDER TO BE SENT BY SWIFT FROM
                      RECEIVING AND/OR LENDING BANK TO BANK
                             RECEIVING THE PAY ORDER

Sent directly bank to bank with a faxed copy to us at:+1 775 254 2146

To:  Bank Name
Bank Address
Swift Address
Attention: Bank Officer
Phone Number:
Account Name:
Account Number:

Dear Sir,

Please accept this letter as our affirmation, that our client, ___________________ has established a dedicated cash account at our facility, under Account number ___________. This account has been established to reserve payment for this Pay Order.

The Payment Obligation is to be delivered substantially as per the attached draft Payment Obligation attached hereto as Exhibit "A". The Payment Obligation will be issued and sent by SWIFT to ourselves at the following address SWIFT
Number: _____________, attention bank officer_________________, (bank phone number and fax number.)

We, ___________ Bank located at __________, __________ hereby irrevocably and with full bank responsibility confirm that we will pay the amount of USD $00,000.00 ( United States Dollars) under the following condition as per as per your instructions, immediately upon receipt of an authenticated SWIFT by A A Standard & Poor's A+ rated bank such as Deutsche Bank AG such as Deutsche Bank AG.

This present irrevocable Payment Order will automatically expire in fifteen (15) international banking days from the date of its issue. Any extension thereof will be made in writing and confirmed by this office.

Our payment will be effected immediately to you at your direction upon completion of the above listed condition and we will pay you without protest, delay and any deduction. You may contact me at my direct line ____________.

Respectfully,
Unquote

                                  EXHIBIT "C1"

              BANK RECEIVING IRREVOCABLE BANK PAY ORDER COORDINATES



BANK'S NAME :


BANK'S ADDRESS:


ACCOUNT NAME:


ACCOUNT NUMBER:



BENEFICIARY:


TELEPHONE NUMBER:

FACSIMILE NUMBER:

REFERENCE NUMBER:          ___PO____

EXHIBIT "D"



BANK GUARANTEE SECURITY AGREEMENT/ ASSETS AND STOCK ASSIGNMENT LETTER

                                 UNDERTAKING ONE

We, HQ Sustainable Maritime Industries Inc., represented by our CEO, Mr. Norbert Sporns, hereby irrevocably confirm that at maturity date we will surrender the Bank Guarantee free and clear of any liens and encumbrances to _______________(Issuing Bank).

In exchange of the free and clear Bank Guarantee, the Custodian , Maitre Eric Batiot, Notary, or _______________(Issuing Bank), will give us back our assets in the form of shares free and clear.





HQ Sustainable Maritime Industries Inc.


/s/ Mr. Norbert Sporns

Signed By:  Mr. Norbert Sporns
President/CEO
Date: September  __2005



Witness

                                  ADDENDUM ONE

In signing this present Addendum Two to Agreement numbered __PO_____BL, AR and Principal hereby irrevocably and unconditionally confirm that:

1) The price of the Bank Guarantee as detailed hereinabove is modified from 10 to 15 percent.

2) A second Bank Confirmation of Availability of Funds will be simultaneously issued as per instructions contained in Exhibit C1 and C1-A for the Five percent (5%) additional fee. It is understood that if said Bank Confirmation of Availability of Funds is not issued, the deal will be cancelled and liquidated damages due by Principal to AR.


Under no circumstances whatsoever can this present Addendum One be dissociated by Principal from Agreement numbered __PO___________BL.

All terms and conditions contained in agreement numbered __PO________BL are under no circumstances cancelled by terms and conditions of this present Addendum Two.


Amalgamated Resources Holdings Inc.      HQ Sustainable Maritime Industries Inc.
350 South County Rd., #102               14 Wall Street, 20th floor, New York
Palm Beach, FL-33480                     New York, 10005

/s/ Mr. Amal Rampadaruth                 /s/ Mr. Norbert Sporns

By: Mr. Amal Rampadaruth                 By: Mr. Norbert Sporns
President/CEO                            President/CEO
Date:  October 3, 2005                   Date:  October 17, 2005



                                     Witness

/s/ Mr. Bernard Lapointe

By: Mr. Bernard Lapointe
President/CEO
Alps Bankers Canada
Date:  Octoebr 17, 2005

                                 UNDERTAKING TWO

We, HQ Sustainable Maritime Industries Inc., represented by our CEO, Mr. Norbert Sporns, hereby irrevocably engage to pay to AR at the end of the twelfth month from the date of issue of the bank instrument the amount of USD2,100,000.00 (Two Million One Hundred Thousand United States Dollars) representing 3% of USD70,000,000.00 (Seventy Million United States Dollars). Every year thereafter, we engage to pay every quarter the net amount of USD525,000.00 (Five Hundred Twenty Five Thousand United States Dollars) until the date of surrender of the free and clear instrument. (These amounts will be adjusted and calculated in proportion with the disbursement of the guarantee)




HQ Sustainable Maritime Industries Inc.


/s/ Mr. Norbert Sporns

Signed By:  Mr. Norbert Sporns
President/CEO
Date: October 17,2005



Witness